UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2018

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                Entry into a Material Definitive Agreement.

On September 13, 2018, Enviva Partners, LP (the “Partnership”), as Borrower, certain subsidiaries of the Partnership, as Guarantors, Barclays Bank PLC, as Administrative Agent and Collateral Agent and the other lenders party thereto entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement dated as of April 9, 2015, as previously amended, by and among the Partnership, certain of the Partnership’s subsidiaries, Barclays Bank PLC and the other lenders party thereto. The Third Amendment increases the maximum allowable ratio of total debt to consolidated EBITDA (the “Total Leverage Ratio”) to 4.75:1.00 as of the end of each quarter prior to maturity, which the Partnership views as more appropriate based on its current business profile and scale.  Prior to the Third Amendment, the Total Leverage Ratio was at 4.00:1.00 and was scheduled to decrease to 3.75:1.00 for the quarter ending December 31, 2018 and remain at that level for each quarter thereafter.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Credit Agreement dated as of September 13, 2018.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: September 17, 2018

	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary

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